Exhibit 99

Disclaimer

BRIDGEWATER BANCSHARES, INC.

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as "may", "might", "should", "could", "predict", "potential", "believe", "expect", "continue", "will", "anticipate", "seek", "estimate", "intend", "plan", "projection", "would", "annualized", "target" and "outlook", or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risk, including the effects of recent and anticipated rate increases by the Federal Reserve; fluctuations in the values of the securities held in our securities portfolio, including as a result of rising interest rates; business and economic conditions generally and in the financial services industry, nationally and within our market area, including rising rates of inflation; the negative effects of the ongoing COVID-19 pandemic, including its effects on the economic environment, our clients and our operations, including due to supply chain disruptions, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the future implementation of the Current Expected Credit Loss standard; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients; our ability to successfully manage liquidity risk, especially in light of recent excess liquidity at the Bank; our dependence on non-core funding sources and our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages an high rates of employment turnover; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions and "fintech" companies; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including changes to federal and state corporate tax rates; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics (including the COVID-19 pandemic), acts of war or terrorism or other adverse external events, including the Russian invasion of Ukraine; potential impairment to the goodwill we recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance, including the new 1% excise tax on stock buybacks by publicly traded companies; and any other risks described in the "Risk Factors" sections of reports filed by the Company with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain of the information contained in this presentation is derived from information provided by industry sources. Although we believe that such information is accurate and that the sources from which it has been obtained are reliable, we cannot guarantee the accuracy of, and have not independently verified, such information.

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. General Accepted Accounting Principles ("GAAP"), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company's operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures to the comparable GAAP measures are provided in this presentation.

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The Finest Entrepreneurial Bank in the Twin Cities Company Overview Branch - Light Model in Attractive Twin Cities Market Twin Cities MSA Name: Bridgewater Bancshares, Inc. Headquarters: St. Louis Park, MN Ticker: NASDAQ: BWB; BWBBP Assets: $4.1 Billion Loans: $3.4 Billion Deposits: $3.3 Billion Shareholders’ Equity: $382.0 Million Serving a Commercial - Focused Client Base Track Record of Profitability, Growth and Efficiency • CRE lending • Acquisition financing • Construction lending • Affordable housing financing • Long - term multifamily financing • Commercial & business lending • Business / treasury management • SBA lending • 1 - 4 family rentals • Personal banking CRE , 31% Multifamily , 36% C&D , 10% PPP , 0% C&I , 12% 1 - 4 Family , 10% Consumer , 0% $3.4B Business and Personal Banking Commercial Banking Loan Balances • Founded in 2005 by a group of banking industry veterans and local business leaders • Continuous profitability since the third month of operations • Proven stability, growth and profitability through both the Great Recession and the COVID - 19 pandemic • Expertise in commercial real estate with a focus in multifamily lending • Organizational focus on risk management • Effective operating model, with one of the lowest efficiency ratios in the industry Data as of September 30, 2022 3

Strategic Leadership Team with Broad Skill Sets and Industry Expertise 4 Jerry Baack Chairman, CEO and President • Past regulator and responsible for all aspects of BWB formation • Lead founder of BWB in 2005 • 30+ years of banking experience Jeff Shellberg EVP and Chief Credit Officer • Holding company board member and oversees strong credit and underwriting culture • BWB founding member in 2005 • 35+ years of regulatory and banking experience Nick Place Chief Lending Officer • Client - focused while meeting and responding to market demands • Joined BWB in 2007 • 15 years of banking experience Mark Hokanson Chief Technology Officer • Proactively drives technology and innovative solutions to support future growth • Joined BWB in 2019 • 14 years of financial services technology experience Mary Jayne Crocker EVP and Chief Operating Officer • Implementation of unique corporate culture and strategic execution • Joined BWB in 2005 • 20+ years of financial services experience Joe Chybowski Chief Financial Officer • Strategic insights across the organization including capital and liquidity management • Joined BWB in 2013 • 12 years of banking and capital markets experience Lisa Salazar Chief Deposit Officer • Drives accountability and results through initiatives that deliver revenue growth, market share, new business opportunities and market penetration • Joined BWB in 2018 • Nearly 30 years of banking experience

A Culture - Driven Organic Growth Story 5 Consistent Profitability and Shareholder Return Truly Unconventional Culture Highly Efficient Business Model Robust Balance Sheet Growth Proactive Risk Management • Entrepreneurial spirit unlike the culture at a typical bank • New HQ with modern, open layout promoting team member and client collaboration • Commitment to provide clients with quick answers, responsive support and simple solutions • Commitment to positively impact the communities we serve • Generating robust organic loan growth is simply who we are (25% CAGR 1 since 2015) • Commercial business expertise with a multifamily focus • Deposit growth supporting loan growth • M&A - related market disruption resulting in client and banker acquisition opportunities to support loan and deposit growth • Branch - light model and commercial real estate focus • Efficient operating philosophy, including networking, banking tools and in - house expertise • Relatively low levels of expenses as a percent of total assets • Efficiency ratio consistently in the low 40% range, among the lowest in the industry • Scaling of risk management function to address emerging risks and support growth plans • Decisive credit culture including consistent underwriting, active loan monitoring and deep industry experience • Well diversified loan portfolio across asset classes • Superb asset quality track record >2% Consistent Pre - Provision Net Revenue (PPNR) ROA 2 21% Diluted EPS CAGR since 2018 17% Tangible book value per share 2 CAGR since 2018 1 Excludes PPP loans 2 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation.

Our Core Values Unconventional .. Our clients notice a difference. Responsive. Under promise, over deliver. Dedicated. Don’t stop until you get it done. Growth. If you aren’t moving forward, where are you going? Accurate. It’s more than just an expectation. 6

An Award-Winning Workplace Culture

BRIDGEWATER BANCSHARES, INC.

New Corporate Headquarters	Modern, open design with an entrepreneurial spirit tailor-made for **team building and collaboration**
Progressive Pay and Benefits	Increased **minimum wage to $20 per hour** in August 2021, as well as discretionary bonuses for all team members regardless of level
Volunteer Paid Time Off	Team members receive up to **16 hours of PTO per year for volunteer activities** supporting the Community Reinvestment Act (CRA)
Health and Wellness Committee	Providing team member **opportunities to support physical and mental health,** including fitness events and free access to a mindfulness app
Diversity, Equity and Inclusion Committee	Inclusive culture that **encourages, supports and celebrates diversity** of team members and communities in which we serve

"In today's environment, it is more important than ever to be able to recruit, retain and develop top talent. At Bridgewater, we have demonstrated an ability to do this through our unconventional culture and employee experience, extensive team member referral network, and even the launch of a new internship program to further enhance our talent pipelines."

Jerry Baack
Chairman, CEO and President



Top Workplaces
Star Tribune
2016. 2017. 2018. 2020. 2021. 2022.

Best Banks to Work For
American Banker
2017. 2018. 2020.

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A Responsive Service Model Our clients can expect… • Responsive support and simple solutions • A local bank of choice in a market where many local banks have left • Flexibility, market expertise and strong network connections 8 The “Proven Process” for Our Clients • #1 BEST Business Bank • #1 BEST Small Business Banking • #1 BEST Commercial Mortgage Lender An Award - Winning Client Experience • #1 BEST Business Bank • #2 BEST Community Bank

A Commitment to Our Communities Our communities can expect… Bridgewater’s commitment to investing, lending and volunteering in ways that serve low - to - moderate income segments in the Twin Cities ‘Outstanding’ Rating for Community Reinvestment Act Performance FDIC, 2020 9 $219M Community Development Loan Originations in 2021 $310K Total Contributions in 2021 1,394 Volunteer Hours in 2021 Empowering Women in Entrepreneurship In 2021, BWB established the PowHER Network , a women’s networking cohort which brings together successful women in business and female entrepreneurs throughout the Twin Cities to network and share insights • ~175 female entrepreneurs and business leaders • Several events hosted at the BWB Corporate Center throughout the year • Led by BWB’s Chief Operating Officer, Mary Jayne Crocker Mary Jayne Crocker EVP and Chief Operating Officer

Environmental, Social and Governance (ESG) 10 We are committed to establishing and advancing impactful initiatives that support our corporate responsibility as a growing local bank in the Twin Cities, while regularly sharing our progress with our stakeholders Our ESG Commitment Our ESG Priorities Team Members, Clients and Communities Diversity, Equity and Inclusion Leverage our unconventional corporate culture to leave a positive lasting impact on our team members, clients and communities Ensure strong corporate governance oversight including an effective risk management framework to support a growing organization Create a diverse, equitable and inclusive work environment and community Contribute to a healthier natural environment in the communities in which we live and work Corporate Governance Environmental ESG Oversight • Board - level Nominating and ESG Committee oversees Bridgewater's strategy and practices related to ESG • Management - level ESG Committee focused on developing, implementing and growing a formal ESG program For more about Bridgewater’s commitment, priorities and initiatives related to ESG, please visit our newly launched ESG webpage at www.BWBMN.com/about - Bridgewater/esg

Attractive Twin Cities Market Built for Business 11 #1 Fortune 500 companies per capita (16) 1 Large Corporate Presence #1 State with highest average credit score (726) 2 Credit Worthy Population #1 Best place for women entrepreneurs 3 Women Entrepreneurs #5 State with educational achievement beyond high school (59% of age 25 - 64 population) 4 Educated Workforce #7 Small - business job growth (Minneapolis market) 5 Business Focus Top 20 Most populated area in the U.S. with 4.5% projected population growth by 2027 6 High Growth MSA 4.53% 1.97% 3.21% Twin Cities Midwest US $92,084 $68,394 $72,465 Twin Cities Midwest US Banking industry disruption caused by M&A activity leading to opportunities for client and talent acquisition in the Twin Cities Banking Industry Disruption 2022 Median Household Income ($) 7 2022 – 2027 Proj. Population Growth (%) ⁶ 1 Source: Minnesota Department of Employment and Economic Development 2 Source: Experian – State of Credit, 2021 3 Source: Minneapolis - St. Paul Smart Asset TM , 2020 4 Source: Lumina Foundation, A Stronger Nation – National Report, 2021 5 Source: Minnesota Department of Employment and Economic Development 6 Source: S&P Capital IQ 7 Source: S&P Capital IQ, Midwest includes ND, SD, NE, KS, MN, IA, MO, WI, IL, IN and OH

History of Organic Asset Growth Generation 12 $1,184 $76 $929 $1,260 $1,617 $1,974 $2,269 $2,927 $3,478 $4,129 2015 2016 2017 2018 2019 2020 2021 3Q22 Acquired Assets Organic Proven ability to consistently generate 20%+ annual asset growth primarily in the Twin Cities market Asset growth has almost exclusively been organic, with the exception of a small bank acquisition in 2016 Dollars in millions Anticipate the Twin Cities market can support BWB growth to at least $5B in assets over the next few years

Robust Loan Growth Isn't Unusual at BWB, It's Who We Are

Bridgewater Bancshares, Inc.



25.0% CAGR
$799
$1,001
$1,347
$1,665
$1,912
$2,326
$138
$2,188
$2,819
$26
$2,793
$3,380
$1
$3,379
2015
2016
2017
2018
2019
2020
2021
3Q22
Loans (ex. PPP)
PPP

Dollars in millions

Loan Growth Outlook

- Expect continued loan growth moderation in the mid-teens range
  - Loan pipelines and overall demand remain strong
  - Fewer deals making financial sense due to the higher interest rate environment
  - Actively managing the balance sheet to align with funding outlook
  - Leveraging sales of participations on larger originations to manage growth
  - More selective on loan pricing to support the net interest margin
  - More selective on credit by focusing on high quality transactions with seasoned clients

Current BWB Loan Growth Catalysts

M&A-related market disruption resulting in client and banker acquisition opportunities	Huntington, tcf, Old National Bank, Anchor Bancorp, Old National Bank, KleinBank, HTLF, Signature Bank
Strong brand and service model in the Twin Cities market	Expanding referral base means getting a look at the CRE deals we want
Operating in a competitive "sweet spot" in the Twin Cities	Financing larger deals than community banks but under the radar of the larger banks
PPP-related client acquisition opportunities	Over 40% of PPP loan originations were to new clients
Expansion of talented lending and business services teams	Supporting loan and deposit growth and enhancing client experience

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354% 333% 318% 304% 313% 266% 264% 250% 180% 164% 185% 177% 204% 190% 219% 252% 534% 497% 503% 480% 517% 456% 483% 502% 2015 2016 2017 2018 2019 2020 2021 3Q22 Well - Diversified Loan Portfolio With a Commercial Focus 14 CRE NOO 27% Multifamily 21% C&D 15% 1 - 4 Family 18% CRE OO 6% C&I 13% Consumer & Other 0% $0.8B Evolution of Loan Mix by Type 2015 3Q22 Intentional mix shift toward Multifamily has aligned with the build - out of talent and expertise in the segment, and continued strong performance Track Record of Successfully Managing Concentrations of CRE and Multifamily Loans Multifamily / Bank Risk - Based Capital CRE (ex. Multifamily) / Bank Risk - Based Capital • Remain comfortable with current CRE concentration levels • CRE concentration (ex. Multifamily) below 300% of bank capital • View Multifamily separate from traditional CRE given its lower risk profile • No net charge - offs over the past five years • Only $62K of net charge - offs since inception CRE NOO 27% Multifamily 36% C&D 10% 1 - 4 Family 10% CRE OO 4% C&I 12% Consumer & Other 0% PPP 0% $3.4B

Well-Positioned for Continued Growth Opportunities Across Key Portfolios

Bridgewater Bancshares, Inc.

	Multifamily	CRE Nonowner Occupied	Construction & Development	C&I
Size	$1,231M – 36% of portfolio	$901M – 27% of portfolio	$336M – 10% of portfolio	$412M – 12% of portfolio
YoY Growth	42%	15%	30%	18%
Competitors	JPMorgan Chase, agency lenders, local banks and credit unions	Local banks, life insurance companies	Local banks	Local banks, regional banks
Go-to-Market Strategy	Bank of choice in the Twin Cities market due to proven expertise and service model	Knowledgeable lenders with efficient closing processes and ample capacity	Continued build-out of team creating additional client opportunities	Responsive support, simple solutions and the local touch entrepreneurs are looking for
Growth Outlook	Continued appetite given expertise and market opportunities	Strong market fundamentals and recent hires drive market share gains	Growth to continue as recent projects fund over 12-24 months	Growth due to recent hires with goal to add loan diversification over time
Key Stats	$2.9M Avg. Loan Size 63% Weighted Avg. LTV 100% Loans with Pass Rating	$2.2M Avg. Loan Size 61% Weighted Avg. LTV 98% Loans with Pass Rating	$945K Avg. Loan Size 64% Weighted Avg. LTV 0.01% 5-Year NCOs	$497K Avg. Loan Size 0.03% 5-Year NCOs 98% Loans with Pass Rating

Portfolio Diversification



Unit Type
5-19 Units 14%
20-49 Units 27%
50-99 Units 28%
100+ Units 31%



Property Type
Office 20%
Retail 17%
Industrial 26%
Senior Housing 15%
Hotel 2%
Restaurant 2%
Other 18%



Property Type
Residential 19%
Multifamily 40%
CRE Other 11%
Land 30%



Industry
RE, Rental and Leasing 40%
Constr. 12%
Manufact. 15%
Finance & Ins. 8%
Prof. Services 6%
Accom. & Food Service 3%
Trade 7%
Other 9%

Data as of September 30, 2022

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Deposit Market Share Momentum in the Twin Cities Continues

BRIDGEWATER BANCSHARES, INC.

Total Deposits – Minneapolis/St. Paul MSA[1]

2012

Rank	Bank	HQ	Branches	Deposits ($M)	Market Share
1	Wells Fargo & Co.	CA	100	$ 79,407	49.80%
2	U.S. Bancorp	MN	100	$ 43,088	27.02%
3	Ameriprise Financial Inc.	MN	1	$ 5,107	3.20%
4	TCF Financial Corp.	MN	102	$ 4,992	3.13%
5	Bank of Montreal	CAN	34	$ 2,760	1.73%
6	Bremer Financial Corp.	MN	30	$ 2,205	1.38%
7	Associated Banc-Corp	WI	28	$ 1,395	0.87%
8	Klein Financial Inc.	MN	18	$ 1,129	0.71%
9	Anchor Bancorp Inc.	MN	15	$ 1,126	0.71%
10	Central Bancshares Inc.	MN	16	$ 732	0.46%
17	**Bridgewater Bancshares, Inc.**	**MN**	**2**	**$ 398**	**0.25%**
	Top 10			**$ 141,941**	**89.01%**
	MSA Total			**$ 159,467**	

2022

Rank	Bank	HQ	Branches	Deposits ($M)	Market Share
1	U.S. Bancorp	MN	84	$ 87,543	37.67%
2	Wells Fargo & Co.	CA	91	$ 57,229	24.63%
3	Ameriprise Financial Inc.	MN	2	$ 15,521	6.68%
4	Bank of Montreal	CAN	26	$ 8,275	3.56%
5	Huntington Bancshares Inc.	OH	78	$ 6,523	2.81%
6	Bremer Financial Corp.	MN	20	$ 5,353	2.30%
7	Bank of America Corp.	NC	15	$ 5,206	2.24%
8	Old National Bancorp	IN	29	$ 3,864	1.66%
9	**Bridgewater Bancshares, Inc.**	**MN**	**7**	**$ 3,244**	**1.40%**
10	State Bancshares, Inc.	ND	7	$ 3,143	1.35%
	Top 10			**$ 195,903**	**84.31%**
	MSA Total			**$ 232,366**	

Market Ripe for Continued Market Share Gains

- Top-heavy deposit market **(top 2 market share = 62%)**
- Top 2 have lost market share each of the last eight years **(2014: 84% / 2022: 62%)**
- Very fragmented market after the top 2 with no other traditional bank having market share over 5%
- BWB has a 10-year CAGR of 23%, compared to the MSA of 4%
- Significant M&A activity in the market creating opportunities for talent and client acquisition
- BWB has a local banking advantage with only 4 of the top 10 banks headquartered in MN

Not All Is Lost In Local Banking

BWBMN.COM
Member FDIC

BRIDGEWATER BANK

[1] Source: S&P Capital IQ (data as of June 30th of each year)

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Deposit Growth With Improved Mix Provides Funding for Loan Growth

BRIDGEWATER BANCSHARES, INC.



24.6% CAGR
$762
$1,024
$1,339
$1,561
$1,823
$2,502
$2,946
$3,305
2015: 22%, 17%, 20%, 25%, 16%
2016: 23%, 13%, 23%, 27%, 14%
2017: 22%, 13%, 28%, 22%, 15%
2018: 24%, 11%, 26%, 20%, 19%
2019: 25%, 14%, 28%, 20%, 13%
2020: 27%, 15%, 26%, 14%, 18%
2021: 30%, 18%, 29%, 10%, 13%
3Q22: 29%, 15%, 33%, 9%, 14%
Noninterest-Bearing Transaction
Interest-Bearing Transaction
Savings and Money Market
Time
Brokered

Dollars in millions

Deposit Generation Supporting Loan Growth

- Recent deposit growth drivers include:
  - New client and banker acquisition opportunities due to M&A disruption
  - Expansion of commercial client relationships and treasury management team
  - Strong and growing brand in the Twin Cities
- Deposit growth outlook:
  - Continued optimism on core deposit pipeline
  - Core deposit growth may not always be linear due to larger deposit relationships
  - Supplement core deposits with wholesale funding as needed

Year-over-Year Deposit Growth

NIB Transaction	Time
14%	(5)%
IB Transaction	**Brokered**
4%	11%
Savings & MM	
36%	

Executing on Deposit Strategies to Continue to Fund Strong Loan Growth

Transaction	Capitalizing on market opportunities through client and banker acquisitions, including expanding commercial client relationships
Savings and Money Market	Capitalizing on market opportunities, while also focusing on retaining maturing CD balances through money market accounts
Time	Optimizing time deposit balances to help balance overall cost of funds and client retention
Brokered	Looking to efficiently supplement core deposit growth with occasional brokered deposits to support loan growth as needed

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Scaling Enterprise Risk Management Across a Growing Organization 18 Manage and mitigate dynamic risks while enhancing shareholder value, being responsive to clients, and delivering simple solutions in unconventional ways BWB Risk Management Philosophy Enterprise Risk Management Attributes in Place Today at BWB • Proactively addressing emerging risks across all risk categories • Continuing to scale a risk framework aligned with asset growth and emerging economic headwinds • Leveraging technology to enhance processes and controls while driving responsiveness • Reinforcing operational and financial resilience through all three lines of defense • Making investments to bolster vendor/third - party risk management program • Proactively making enhancements to ESG and DEI programs as well as committing to recruitment and retention strategies Making Investments to Proactively Identify and Mitigate Emerging Risks Credit Concentration Risk Information and Cybersecurity Risk Enterprise Risk and Compliance Financial Risk • Strong credit underwriting and administration program • Active credit oversight, analytics and portfolio monitoring • Expertise and specialization in key portfolios, including multifamily • Investment in enhanced infrastructure and security protocols • Proactively leverage technology to meet the evolving digital needs of clients while maintaining safety and security • Effective risk culture and awareness model with ongoing training initiatives • Focus on recruitment and retention of highly skilled risk professionals across the bank • Investments in technology to enable scalable and effective governance and oversight • Proactively monitoring internal and external trends to quantify changes in risk profile • Maintain compliance with evolving regulatory expectations • Monitoring and managing the balance sheet with an eye toward economic and interest rate volatility • Actively monitoring and deploying liquidity and developing long - term strategies for capital preservation • Continued investments in CECL prep, LIBOR transition and SOX implementation

Credit Risk Management Supports Strong Loan Growth Momentum

BRIDGEWATER BANCSHARES, INC.

Why is BWB comfortable with its robust pace of loan growth?

Consistent Underwriting Standards

- Growth continues to primarily be in-market with over 80% of real estate loan balances in the Twin Cities market
- No new lending areas or significant changes in portfolio composition – continued focus on multifamily expertise
- Growth is a function of enhanced brand, market disruption (M&A), favorable economics and expanding lending staff

Active Credit Oversight and Monitoring

- No individual lending authorities
- Full loan committee approval required for approximately 80% of loan origination volume in 2022 YTD
- Enhanced credit concentration monitoring
- 30-89 days past due loans of less than 0.05% for 19 consecutive quarters

Experienced Lending and Credit Teams

- Added 5 SVP lenders since early 2020 averaging 15+ years of experience
- Continued build-out of the credit team in 2022, to support loan growth and credit risk review manager with regulatory experience
- Solid lender and credit analyst expertise across segments, geographies and relationships

Consistent Asset Quality Outperformance vs. Peers

5-Year Peak Net Charge-off Ratio vs. Peers

BWB	Peer Bank Median[1]
0.02%	0.16%

5-Year Peak Nonperforming Assets[2] / Assets vs. Peers

BWB	Peer Bank Median[1]
0.03%	0.56%

[1] Includes publicly-traded banks on major exchanges with total assets between $3 billion and $10 billion as of September 30, 2022 (Source: S&P Capital IQ)
[2] Nonaccrual loans, loans 90 days past due and foreclosed assets

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1 Nonaccrual loans plus loans 90 days past due and still accruing and foreclosed assets Dollars in thousands Credit Risk Management and Oversight Driving Superb Asset Quality 20 $581 $461 $775 $722 $663 0.03% 0.02% 0.03% 0.02% 0.02% 2018 2019 2020 2021 3Q22 Nonperforming Assets 1 Consistently low NPA levels NPAs % of Assets $20,031 $22,526 $34,841 $40,020 $46,491 1.59% 1.43% 1.38% 1.20% 1.18% 1.50% 1.42% 1.38% 2018 2019 2020 2021 3Q22 Allowance for Loan Losses CECL adoption on January 1, 2023; not expecting a material Day 1 impact based on current conditions ALLL % of Gross Loans $46 $205 $435 $(29) $(271) 0.00% 0.01% 0.02% 0.00% (0.01)% 2018 2019 2020 2021 3Q22 YTD Net Charge - Offs Cumulative NCOs of $386K since 2017 Net Charge - Offs % of Average Loans % of Gross Loans (ex. PPP) $4,184 $2,695 $15,164 $22,641 $30,767 1.82% 1.01% 4.54% 5.45% 6.26% 2018 2019 2020 2021 3Q22 Classified Assets Continue to actively work with borrowers and closely monitor credits Classified Assets % of Bank Tier 1 Capital + ALLL

Consistent Spread-Based Revenue Growth Model

BRIDGEWATER BANCSHARES, INC.



20.9% CAGR
$34,567
$1,872
$32,695
$44,685
$2,567
$42,118
$56,709
$2,536
$54,173
$67,281
$2,543
$64,738
$77,958
$3,826
$74,132
$93,803
$5,839
$87,964
$114,818
$5,309
$109,509
$135,570
$6,142
$129,428
2015
2016
2017
2018
2019
2020
2021
3Q22 YTD[3]
Net Interest Income
Noninterest Income

YoY Avg. Earning Asset Growth	3Q22 Net Interest Margin[1]	3Q22 Core Net Interest Margin[2]
20%	3.53%	3.38%

Net Interest Income

- Net interest income growth driven by robust loan growth and relatively stable net interest margin
- Managing the balance sheet to optimize net interest income with flat to modest near-term NII growth expected
- Expect near-term NIM compression as funding costs rise:
  - Higher interest rates passed on to deposit clients in 3Q22 (full quarter impact in 4Q22)
  - Addition of wholesale deposits and borrowings to supplement core funding
- Expect mid-teens loan growth and higher asset yields to continue to support net interest income despite near-term funding pressure

Noninterest Income

- Comfortable with spread-based revenue stream given commercial-focused business model
- Less exposure to volatile revenue streams such as mortgage
- No material exposure to overdraft revenue
- Ongoing review and evaluation of new potential streams of noninterest income
- Addition of a large new fee income stream more likely to come from M&A than built in-house

[1] Amounts calculated on a tax-equivalent basis using statutory federal tax rate of 21%
[2] Excludes loan fees and PPP loan balances, interest and fees; represents a Non-GAAP financial measure, see Appendix for Non-GAAP reconciliation
[3] Annualized
Dollars in thousands

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46.5% 47.4% 49.0% 42.0% 40.7% 41.7% 43.3% 40.5% 41.0% 40.4% 59.3% 58.8% 57.0% 55.8% 56.2% 2018 2019 2020 2021 3Q22 YTD Among the Most Efficient Banks in the Industry 22 BWB Adjusted 1 BWB Reported 1 An Efficiency Ratio Consistently Well Below Peers Peer Bank Median 2 1 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation. 2 Includes publicly - traded banks on major exchanges with total assets between $3 billion and $10 billion as of September 30, 2022 (Source: S&P Capital IQ) 3 3Q22 YTD annualized What Makes BWB So Efficient? Efficient Operating Culture With a CRE - Focused Model ~2x as many assets per FTE employee compared to the peer bank median 2 1.48% NIE/average assets 3 (peer bank median 2 : 2.17%) 7 Branches ~5x as many assets per branch compared to the peer bank median 2 Lower compensation and occupancy expenses as a percent of average assets compared to peers Branch - Light Service Model Branch - light model allows key investments in technology while maintaining a low efficiency ratio To maintain a low efficiency ratio while continuing to invest in the business… BWB CAGR Since 2017 Asset Growth 3 Revenue Growth 3 NIE Growth 3 23% 20% 18% …we expect revenue and expenses to continue to grow as the balance sheet grows over time

Leveraging Technology to Support Growth

BRIDGEWATER BANCSHARES, INC.

IT Strategy: improve client interactions, streamline processes, automate activities, and embrace digital transformation

IT Decision-Making: driven by unconventional culture, enhancing the client experience and improving organizational efficiencies

IT Current State

Client-Facing Enhancements

- Modern platforms and payment options for business and personal clients:
  - Digital banking
  - P2P
  - A2A
  - E signature
  - Real-time alerts

8% YoY increase in **digital users**

14% YoY increase in **number of mobile deposits**

Infrastructure Improvements

- Collaborative technology tools integrated into new BWB Corporate Center
- Remote capabilities to support pandemic resiliency
- Data center upgrades for maintaining core infrastructure
- IT service management and delivery enhancements
- Cyber threat detection and response

Workforce and Collaboration

- Leveraging visualization and analytics to support decision-making processes
- Implementation of scalable workflow automation to improve efficiencies
- **PPP technology integration – highlighting the need for automation**

Scalable core to support near-term growth outlook

Core Banking Platform

PPP Case Study

NEED: **An automated process to manage workflows and track loan status**

SOLUTION: **Partnership with ServiceNow to develop a loan management platform**

- Integrated into existing workflows
- Real-time status updates
- Central tracking of client data
- Less than one week from concept to launch-ready

IMPACT:

48% Reduction in workload per case file

3 Hours saved per day due to automation

- Ongoing benefits include deposit product integration and client follow-up efficiencies
- Changing how BWB is evaluating future technology solutions

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Investments in Technology Continue

BRIDGEWATER BANCSHARES, INC.

What's Next?

Enhanced Commercial Loan Origination Platform	• Launched an industry-leading Commercial loan origination system in March 2022 • Focuses on the core strength in Commercial lending and client responsiveness • Digitizes the end-to-end lending process • Creates broad organizational efficiencies to support overall growth
Core Banking Enhancements	• Accelerate digital adoption and enrich the client experience • Enhance end-user functionality • Modernize fraud and anomaly detection
Cloud Adoption and Fintech	• Expand cloud technology adoption to accelerate time to value for the business • Leverage partnerships to monitor emerging technology trends

Technology Spend Becoming a Larger Portion of Total Expenses

Technology expense mix shift toward increased efficiencies through investments in workflow automation



4.4%
$1,643
2%
13%
28%
58%
2019
6.3%
$2,401
10%
11%
21%
59%
2020
7.1%
$3,385
19%
12%
20%
49%
2021
6.9%
$3,807
24%
10%
19%
48%
3Q22[3] YTD Ann.
Core Banking
Security
Infrastructure
Workflow Automation
Technology expense[1] as a % of total NIE[2]

[1] Includes data processing and information technology and telecommunications expense
[2] Excludes and FHLB advance prepayment fees and debt prepayment fees
[3] Annualized
Dollars in thousands

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Proactive Capital Management

BRIDGEWATER BANCSHARES, INC.

Capital Ratios Supported by Profitability and Capital Markets Activity



14.55%
12.98%
14.58%
15.55%
13.78%
12.07%
11.39%
10.35%
9.36%
8.47%
11.23%
10.69%
9.28%
10.82%
9.98%
11.03%
10.65%
8.96%
8.91%
7.57%
2018
2019
2020
2021
3Q22
Total Risk-Based Capital
Common Equity Tier 1 Capital
Tier 1 Leverage Ratio
Tangible Common Equity to Tangible Assets[1]

3Q22 Capital Actions

- Repurchased 99,310 shares of common stock ($1.6M) at a weighted average price of $16.27
- Board of Directors approved a new $25M stock repurchase program which will expire on August 16, 2024 (no shares were repurchased under the new program in 3Q22)
- On October 15, 2022, BWB redeemed the remaining $13.75M of Fixed-to-Floating Rate Subordinated Notes issued in 2017 (funded by draw on outstanding revolving line of credit)

BWB Capital Priorities

1. **Organic Growth**

   Ample room for growth and profitability via strong organic loan growth pipelines

2. **Share Repurchases**

   Proactively return capital to shareholders by buying back stock based on valuation, capital levels and other uses of capital

3. **M&A**

   Review and evaluate corporate development opportunities that complement BWB's business model

4. **Dividends**

   Have not historically paid a common stock dividend given robust loan growth opportunities

[1] Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation.

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Funding Source Available Balance Cash 36 $ Unpledged Securities 542 FHLB Advances 427 FRB Discount Window 156 Unsecured Lines of Credit 208 Secured Line of Credit 40 Total 1,409 $ Diverse Liquidity Position 26 14.3% 14.2% 18.4% 16.4% 14.0% 16.5% 18.9% 19.8% 26.2% 20.1% $608 $750 $1,121 $1,480 $1,409 2018 2019 2020 2021 3Q22 Diverse Liquidity Position Off - Balance Sheet Liquidity as a % of Assets On - Balance Sheet Liquidity as a % of Assets 106.7% 104.9% 93.0% 95.7% 102.3% 2018 2019 2020 2021 3Q22 Comfortable operating with a loan - to - deposit ratio between 95% and 105% Comfortable Operating With a Loan - to - Deposit Ratio Between 95% and 105% 1.44% 1.41% 5.49% 4.13% 1.83% 2.86% 3.31% 6.73% 8.79% 3.24% 2018 2019 2020 2021 3Q22 Deploying Excess Liquidity BWB has a demonstrated ability to optimize liquidity levels by putting excess liquidity to work BWB Peer Bank Median 1 Cash and Cash Equivalents / Assets Ratio 1 Includes publicly - traded banks on major exchanges with total assets between $3 billion and $10 billion as of September 30, 2022 (Source: S&P Capital IQ) Dollars in millions

2022 Strategic Priorities – Building on Our Momentum 27 Continue Balance Sheet Growth Trajectory 1 2 3 4 Invest in Business Scalability to Support Growth Maintain Highly Efficient Operating Model Recruit, Develop and Retain Top Industry Talent • Generate mid - to high - teens loan growth in 2022 • Twin Cities organic growth opportunities expected to support growth to $5 billion in assets in the Twin Cities over the next few years • Continue evaluating potential M&A opportunities • Make proactive investments before we need them • Includes areas such as technology and automation, risk management and project management • Leverage strong spread - based revenue generation to drive continued revenue growth • Evaluate potential opportunities to enhance revenue diversification • Manage expense growth in - line with asset growth • Attract top talent in key growth areas such as lending, credit, treasury management, risk and technology • Develop existing talent through management development programs to enhance skills and promote growth within the company • Meet the evolving needs of our team members – modern amenities in our new corporate center, collaboration, flexibility, ESG focus YTD Progress Annualized loan growth of 26.6% Launched new commercial loan origination system in March 2022 Adjusted efficiency ratio of 40.4% Increased FTE employees by 12%

Corporate Strategy Driving Above - Peer Returns and Value Creation 28 Truly Unconventional Culture Highly Efficient Business Model Robust Balance Sheet Growth Proactive Risk Management Our Culture Driven Organic Growth Story Return on Average Assets 1.51% 1.49% 1.24% 1.45% 1.42% 1.19% 1.22% 1.01% 1.32% 1.17% 2018 2019 2020 2021 3Q22 YTD BWB Adjusted 1 Peer Bank Median 2 PPNR Return on Average Assets 1 2.20% 2.07% 2.09% 2.10% 2.15% 1.69% 1.67% 1.73% 1.65% 1.61% 2018 2019 2020 2021 3Q22 YTD BWB Peer Bank Median 2 Return on Average Tangible Common Equity 1 14.15% 13.72% 12.75% 15.60% 15.63% 13.39% 13.25% 10.79% 15.35% 14.92% 2018 2019 2020 2021 3Q22 YTD BWB Adjusted 1 Peer Bank Median 2 Tangible Book Value Per Share 1 $7.22 $8.33 $9.31 $10.98 $11.33 2018 2019 2020 2021 3Q22 BWB 1 Represents a Non - GAAP financial measure. See Appendix for Non - GAAP reconciliation. 2 Includes publicly - traded banks on major exchanges with total assets between $3 billion and $10 billion as of September 30, 2022 (Source: S&P Capital IQ)

3Q22 Earnings Highlights

BRIDGEWATER BANCSHARES, INC.

Diluted EPS	Return on Average Assets	PPNR Return on Average Assets[1]	Return on Avg. Tangible Common Equity[1]	Adjusted Efficiency Ratio[1]
$0.47	1.46%	2.15%	17.03%	39.4%

Robust Balance Sheet Growth

- Gross loan balances up $154.2 million, or 19.0% annualized, from 2Q22
- Investment securities balances up $59.4 million, or 48.9% annualized, from 2Q22
- Deposit balances up $103.1 million, or 12.8% annualized, from 2Q22

Highly Efficient Operating Performance

- Record pre-provision net revenue (PPNR) of $21.4 million, up 4.9% from 2Q22
- Core net interest margin[1] of 3.38%, up 4 bps from 2Q22
- Well-controlled noninterest expense of $14.2 million, up 2.9% from 2Q22
- Adjusted efficiency ratio[1] of 39.4%, down from 40.0% in 2Q22

Superb Asset Quality

- Annualized net charge-offs (recoveries) to average loans of (0.03)%
- Nonperforming assets to total assets of 0.02%, in-line with 2Q22
- Growth-driven provision of $1.5 million; allowance to total loans at 1.38%
- CECL adoption coming on January 1, 2023; not expecting a material Day 1 impact

Tangible Book Value Growth

- Tangible book value per share[1] of $11.33, up $0.30 from 2Q22, despite market value depreciation of the securities portfolio due to rising interest rates, which negatively impacted AOCI
- Tangible common equity ratio[1] of 7.57%, down 30 bps from 2Q22
- Repurchased 99,310 shares of common stock ($1.6 million) at a weighted average price of $16.27

[1] Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation

30

Reconciliation of Non - GAAP Financial Measures – Efficiency, TCE, TBV, NIM 31 * Efficiency Ratio is adjusted to exclude the historic tax credit amortization and debt prepayment fees. Dollars in thousands Core Net Interest Margin September 30, 2022 Net Interest Income (Tax-Equivalent Basis) 34,417 $ Less: Loan Fees (1,400) Less: PPP Interest and Fees (96) Core Net Interest Margin 32,921 $ Average Interest Earning Assets 3,871,896 $ Less: Average PPP Loans (2,424) Core Average Interest Earning Assets 3,869,472 $ Core Net Interest Margin 3.38% As of and for the quarter ended, December 31, December 31, December 31, December 31, December 31, December 31, December 31, December 31, YTD YTD Efficiency Ratio 2018 2018* 2019 2019* 2020 2020* 2021 2021* 3Q22 3Q22* 3Q22 3Q22* Noninterest Expense 31,562 $ 31,562 $ 36,932 $ 36,932 $ 45,387 $ 45,387 $ 48,095 $ 48,095 $ 14,157 $ 14,157 $ 41,417 $ 41,417 $ Less: Amortization of Tax Credit Investments - (3,293) - (3,225) - (738) - (562) - (114) - (294) Less: Debt Prepayment Fees - - - - - (7,043) - (582) - - (52) (52) Less: Amortization Intangible Assets (191) (191) (191) (191) (191) (191) (191) (191) (48) (48) (143) (143) Adjusted Noninterest Expense 31,371 $ 28,078 $ 36,741 $ 33,516 $ 45,196 $ 37,415 $ 47,904 $ 46,760 $ 14,109 $ 13,995 $ 41,222 $ 40,928 $ Net Interest Income 64,738 $ 64,738 $ 74,132 $ 74,132 $ 87,964 $ 87,964 $ 109,509 $ 109,509 $ 34,095 $ 34,095 $ 96,805 $ 96,805 $ Noninterest Income 2,543 2,543 3,826 3,826 5,839 5,839 5,309 5,309 1,387 1,387 4,594 4,594 Less: (Gain) Loss on Sales of Securities 125 125 (516) (516) (1,503) (1,503) (750) (750) - - - - Adjusted Operating Revenue 67,406 $ 67,406 $ 77,442 $ 77,442 $ 92,300 $ 92,300 $ 114,068 $ 114,068 $ 35,482 $ 35,482 $ 101,399 $ 101,399 $ Efficiency Ratio 46.5% 41.7% 47.4% 43.3% 49.0% 40.5% 42.0% 41.0% 39.8% 39.4% 40.7% 40.4% Tangible Common Equity & Tangible Common Equity/ Tangible Assets December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 3Q22 Total Shareholders' Equity 220,998 $ 244,794 $ 265,405 $ 379,272 $ 382,007 $ Less: Preferred Stock - - - (66,514) (66,514) Total Common Shareholders' Equity 220,998 244,794 265,405 312,758 315,493 Less: Intangible Assets (3,678) (3,487) (3,296) (3,105) (2,962) Tangible Common Equity 217,320 $ 241,307 $ 262,109 $ 309,653 $ 312,531 $ Total Assets 1,973,741 $ 2,268,830 $ 2,927,345 $ 3,477,659 $ 4,128,987 $ Less: Intangible Assets (3,678) (3,487) (3,296) (3,105) (2,962) Tangible Assets 1,970,063 $ 2,265,343 $ 2,924,049 $ 3,474,554 $ 4,126,025 $ Tangible Common Equity/Tangible Assets 11.03% 10.65% 8.96% 8.91% 7.57% Tangible Book Value Per Share December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 3Q22 Book Value Per Common Share 7.34 $ 8.45 $ 9.43 $ 11.09 $ 11.44 $ Less: Effects of Intangible Assets (0.12) (0.12) (0.12) (0.11) (0.11) Tangible Book Value Per Common Share 7.22 $ 8.33 $ 9.31 $ 10.98 $ 11.33 $ Total Common Shares 30,097,274 28,973,572 28,143,493 28,206,566 27,587,978 As of and for the year ended, As of and for the year ended, As of and for the year ended,

Reconciliation of Non-GAAP Financial Measures – PPNR

BRIDGEWATER BANCSHARES, INC.

Pre-Provision Net Revenue	As of and for the year ended, December 31, 2018	December 31, 2019	December 31, 2020	December 31, 2021	3Q22	3Q22 YTD
Noninterest Income	$ 2,543	$ 3,826	$ 5,839	$ 5,309	$ 1,387	$ 4,594
Less: Gain on sales of Securities	125	(516)	(1,503)	(750)	-	(52)
Total Operating Noninterest Income	2,668	3,310	4,336	4,559	1,387	4,542
Plus: Net Interest Income	64,738	74,132	87,964	109,509	34,095	96,805
Net Operating Revenue	$ 67,406	$ 77,442	$ 92,300	$ 114,068	$ 35,482	$ 101,347
Noninterest Expense	$ 31,562	$ 36,932	$ 45,387	$ 48,095	$ 14,157	$ 41,417
Less: Amortization of Tax Credit Investments	(3,293)	(3,225)	(738)	(562)	(114)	(294)
Less: FHLB Advances Prepayment Fees	-	-	(7,043)	-	-	-
Less: Debt Prepayment Fees	-	-	-	(582)	-	-
Total Operating Noninterest Expense	$ 28,269	$ 33,707	$ 37,606	$ 46,951	$ 14,043	$ 41,123
Pre-Provision Net Revenue	$ 39,137	$ 43,735	$ 54,694	$ 67,117	$ 21,439	$ 60,224
Plus:						
Non-Operating Revenue Adjustments	(125)	516	1,503	750	-	52
Less:						
Provision for Loan Losses	3,575	2,700	12,750	5,150	1,500	6,200
Non-Operating Expense Adjustments	3,293	3,225	7,781	1,144	114	294
Provision for Income Taxes	5,224	6,923	8,472	15,886	5,312	14,125
Net Income	$ 26,920	$ 31,403	$ 27,194	$ 45,687	$ 14,513	$ 39,657
Average Assets	$ 1,777,592	$ 2,114,211	$ 2,617,579	$ 3,189,800	$ 3,948,201	$ 3,736,783
Pre-Provision Net Revenue Return on Average Assets	2.20%	2.07%	2.09%	2.10%	2.15%	2.15%

Dollars in thousands

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Reconciliation of Non-GAAP Financial Measures – Diluted EPS, ROA, ROATCE

BRIDGEWATER BANCSHARES, INC.

Diluted EPS, ROA & ROATCE	As of and for the year ended, 2018	2019	2020	2021	3Q22	3Q22 YTD
Net Income	$ 26,920	$ 31,403	$ 27,194	$ 45,687	$ 14,513	$ 39,657
Less: Preferred Stock Dividends	-	-	-	(1,171)	(1,013)	(3,040)
Net Income Available to Common Shareholders	$ 26,920	$ 31,403	$ 27,194	$ 44,516	$ 13,500	$ 36,617
Add: Debt Prepayment Fees	-	-	7,043	582		
Less: Tax Impact	-	-	(1,676)	(151)		
Net Income, Excluding Impact of Debt Prepayment Fees	26,920	31,403	32,561	46,118		
Net Income Available to Common Shareholders, Excluding Impact of Debt Prepayment Fees	$ 26,920	$ 31,403	$ 32,561	$ 44,947		
Diluted Weighted Average Shares Outstanding	$ 29,436,214	$ 29,996,776	$ 29,170,220	$ 28,968,286		
Adjusted Diluted Earnings Per Common Share	$ 0.91	$ 1.05	$ 1.12	$ 1.55		
Average Assets	$ 1,777,592	$ 2,114,211	$ 2,617,579	$ 3,189,800		
Adjusted Annualized ROA	1.51%	1.49%	1.24%	1.45%		
Average Total Shareholders' Equity	$ 194,083	$ 232,539	$ 258,736	$ 316,237	$ 384,020	$ 382,834
Less: Average Preferred Stock	-	-	-	(24,915)	(66,514)	(66,514)
Average Total Common Shareholders' Equity	$ 194,083	$ 232,539	$ 258,736	$ 291,322	$ 317,506	$ 316,320
Less: Effects of Average Intangible Assets	(3,772)	(3,582)	(3,395)	(3,204)	(2,989)	(3,036)
Average Tangible Common Equity	$ 190,311	$ 228,957	$ 255,341	$ 288,118	$ 314,517	$ 313,284
Annualized Return on Average Tangible Common Equity	14.15%	13.72%	10.65%	15.45%	17.03%	15.63%
Adjusted Annualized Return on Average Tangible Common Equity	14.15%	13.72%	12.75%	15.60%		

Dollars in thousands

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